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                                                                 Exhibit (10)(n)


                              THE LUBRIZOL COMPANY
                                EXECUTIVE COUNCIL
                          LONG TERM INCENTIVE PAY PLAN
                            (Amended As of 11/10/03)

                                  INTRODUCTION

     The Lubrizol Company ("Company") hereby establishes, effective as of January 1, 2003, The Lubrizol Company Executive Council Long Term Incentive Pay Plan ("Plan") in order to provide an award for executive officers, which reflects the pursuit of superior performance, increased customer satisfaction and enhancement of shareholder value. Awards for participating officers under the Plan will depend upon corporate operating earnings performance over a three-year period ("Plan Period), as determined by the Organization and Compensation Committee of the Board of Directors of the Company ("Committee") for the Plan Period.

     Except as otherwise provided, the Plan is administered by the Committee. The Committee has the conclusive authority to construe and interpret the Plan and any agreements entered into under the Plan and to establish, amend, and rescind rules and regulations for its administration. The Committee also has any additional authority as the Board may determine to be necessary or desirable.

1. Definitions. The following terms shall have the indicated meanings for purposes of the Plan:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Chief Executive Officer" means the chief executive officer of the Company.

     (c) "Committee" means the Organization and Compensation Committee of the Board, or other designated committee of the Board, consisting of persons who are not employees of the Company.

     (d) "Company" means The Lubrizol Company, a Company organized under the laws of the State of Ohio.

     (e)  "Director" means a member of the Board.

     (f) "Individual Award" means an Individual Cash Award or Individual Share Award.

     (g) "Individual Cash Award" means the amount paid (or to be paid) to a Participant by the Company pursuant to the Plan that relates to the Individual LTIP Cash Target.

     (h) "Individual Share Award" means the amount paid (or to be paid) to a Participant by the Company pursuant to the plan that relates to the Individual LTIP Share Target.

     (i) "Individual LTIP Cash Target" means 70% of a percentage of the Participant's Pay that would be paid at the end of the Plan Period if 100% of the Operating Earnings Target were met.




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     (j)  "Individual LTIP Share Target" means 30% of a percentage of the
          Participant's Pay that would be paid at the end of the Plan Period if 100% of the Operating Earnings Target were met, divided by the closing price of a Share on the date the Operating Earnings Target is approved by the Committee.

     (k) "Officer" means an employee of the Company who is a member of the Executive Council of the Company.

     (l) "Operating Earnings" means total earnings for the calendar year less special items other than gains from patent litigation.

     (m) "Operating Earnings Target" means the Operating Earnings per Share growth rate target set by the Committee for the Plan Period.

     (n) "Participant" means all Officers who have been selected by the Committee pursuant to Section III to participate in the Plan, and have not for any reason become ineligible to participate in the Plan.

     (o) "Pay" for any Plan Period will be determined at the time of calculating the Operating Earnings Target for that Plan Period and will be the annual guaranteed pay.

     (p) "Plan" means The Lubrizol Company Executive Council Long Term Incentive Pay Plan.

     (q) "Plan Period" means each three-year period commencing January 1 and ending December 31.

     (r) "Share" means a share of outstanding common stock of The Lubrizol Corporation.

2. Construction. Where necessary or appropriate to the meaning of a word, the singular is deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

3. Participation. All Officers at the beginning of each Plan Period will participate in the Plan. The Committee may also determine which Officers hired during a Plan Period will participate in the Plan for that Plan Period. The Committee's selection of Participants will be made after considering recommendations presented to it by the Chief Executive Officer.

4. Determination of Operating Earnings Target. Prior to the beginning of each Plan Period, the Committee will, after consideration of the recommendations of the Chief Executive Officer, establish, for each Plan Period, the Operating Earnings Target for that Plan Period.

5. Determination of Individual LTIP Cash Targets and Individual LTIP Share Targets. Prior to the beginning of the each Plan Period, the Committee will, after consideration of the recommendations of the Chief Executive Officer, establish for each Participant an Individual LTIP Cash Target and an Individual LTIP Share Target, as well as a range of potential payouts depending on actual Operating Earnings per Share growth for the Plan Period. The Operating Earnings Target, Individual LTIP Cash Target, Individual LTIP Share Target and range of potential payouts will be communicated to each Participant promptly after their establishment by the Committee.



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     Individual LTIP Cash Targets and Individual LTIP Share Targets may be
increased or decreased at any time prior to the determination of the Individual Award for any Participant at the sole discretion of the Committee.

6. Determination of Individual Awards. In February following the close of the Plan Period each Participant's Individual Cash Award and Individual Share Award for a Plan Period will be calculated by multiplying Pay for that Plan Period by a percentage of the Individual LTIP Cash Target and Individual LTIP Share Target, respectively, determined in accordance with range of potential payouts established by the Committee as described in Section 5.

     Notwithstanding the foregoing, the Committee in its sole and unrestricted discretion may increase or decrease the amount of any Individual Award determined under this Section 6. The adjustment of any Individual Award will not cause an automatic adjustment of another Individual Award.

     No Participant has any vested interest in, or is entitled to, any Individual Award unless and until payment is authorized by the Committee.

7. Time and Method of Payment of Individual Awards. If the Committee determines that a Participant is entitled to an Individual Award, the Company will pay the Individual Cash Award to the Participant in cash as soon after the close of the Plan Period as may be administratively feasible, and will pay the Individual Share Award to the Participant in cash or, if an applicable shareholder approved stock plan is available and in the Committee's sole discretion, in Shares as soon after the close of the Plan Period as may be administratively feasible.

     If the Individual Share Award is paid in cash, the amount to be paid shall be determined by multiplying the Individual Share Award by the closing price of a Share on the date the Individual Share Award is approved by the Committee, as provided in Section 6. If the Individual Share Award is paid in Shares, the number of Shares paid to the Participant will be equal to the Individual Share Award.

8. Retirement, Death and Termination. If the Participant retires, separates from service or dies prior to the receipt of any Individual Award, the Participant or his beneficiary will receive a pro-rata Individual Award upon the end of the Plan Period based on the calculation in Section 6 and the number of months during the Plan Period prior to the Participant's retirement, separation from service or death.

9. Designation of Beneficiary. A Participant may at any time specify in writing a beneficiary to receive the Participant's Individual Award if the Participant dies before the receipt of an Individual Award. If the Company does not have a beneficiary election on file at the time of the Participant's death, the Individual Award will be paid to his spouse or if there is no spouse living at the time of payment, his children who are living at the time of payment, or if there are no children who are living at the time of payment, then to his estate.

10. Effect of Change in Control. In the event a Change in Control of the Company (as defined in Section 11) occurs prior to final determination by the Committee of the amounts of Individual Awards to be paid under the Plan with respect to any Plan Period, the Committee will calculate such Individual Awards as soon as practicable after the Change in Control. If 12 months have elapsed for any Plan Period, the Individual Awards for that Plan Period will determined based on the cumulative performance results as of the most recent year end and as if the end of the full Plan Period had occurred concurrently with the date of the Change of Control, but pro-rated for the number of months that have actually elapsed in the Plan Period as of the date of the Change of Control. Individual Awards shall be calculated in accordance with Section 6.




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Payment of such Individual Awards will be made within 30 days of the date on which the determination is made to compute the payments according to the terms of this Section 10.

11. Change of Control Defined. For all purposes of the Plan, a "Change in Control of the Company" will have occurred if any of the following events occur:

     (a) The Company is merged, consolidated or reorganized into or with another Company or other legal person, and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such surviving Company or person entitled to vote, immediately after such transaction, is held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction;

     (b) The Company sells all or substantially all of its assets to any other Company or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such Company or person, immediately after such sale, is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

     (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

     (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

     (e) If during any period of two consecutive years, individuals who, at the beginning of any such period constitute the Directors of the Company, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

     Notwithstanding the foregoing provisions, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.



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12.  Changes in Capital Structure. If there is a stock split, reverse stock split or stock dividend, the Individual LTIP Share Target specified in Section 5, above will be increased or decreased in direct proportion to the increase or decrease in the number of Shares by reason of the stock split, reverse stock split or stock dividend.

13. Limitations on Share Distributions. Shares will not be distributed under this Plan if the issuance of the Shares would violate:

     (a)  any applicable state securities law;

     (b) any applicable registration or other requirements under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange on which the Company's Shares are listed; or

     (c) any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.

Further, if a Registration Statement with respect to the Shares to be issued is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, that the Participant deliver to the Company a statement in writing that the Participant understands the Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. Further still, the Company may place on the certificates evidencing the Shares an appropriate legend under Rule 144.

14. Taxes. If Shares are distributable pursuant to Section 7, the Company will withhold a sufficient number of Shares to cover the Participant's withholding tax obligation.

15.  Plan Administrator. The Committee is the Plan Administrator.

16.  Duties of Plan Administrator.

     (a) The Committee will administer the Plan in accordance with its terms and has all powers necessary to carry out the provisions of the Plan including, but not limited to, the following:

          (1) Determination of Officers who are eligible for Plan participation;

          (2)  Determination of Operating Earnings Targets;

          (3)  Determination of Individual LTIP Cash Targets;

          (4)  Determination of Individual LTIP Share Targets; and

          (5)  Determination of Individual Awards.

     (b) The Committee will interpret the Plan and resolve all questions arising in the administration, interpretation, and application of the Plan. Any determination of the Committee will be conclusive and binding on all persons.




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     (c)  The Committee will establish such procedures and keep such records or other data as the Committee in its discretion determines necessary or proper for the administration of the Plan.

     (d) The Committee may delegate administrative responsibilities to such person or persons as the Committee deems necessary or desirable in connection with the administration of the Plan.

17. Unfunded Plan. The Company is under no obligation to segregate or reserve any funds or other assets for purposes relating to this Plan and no Participant has any rights whatsoever in or with respect to any funds or assets of the Company.

18. Non-Alienation. Since a Participant does not have any rights to any Individual Award under the Plan until the time that payment of the Individual Award is made, no anticipated payment of any Individual Award will be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. If a Participant attempts to alienate, sell, transfer, assign, pledge or otherwise encumber any anticipated Individual Award, or if he has filed or will be filing for bankruptcy, the Committee in its discretion may cause the amounts as would otherwise become payable to the Participant at various times to be paid to or applied for the benefit of such one or more of the following as the Committee in its sole and unrestricted judgment and discretion may designate: the Participant, his spouse, child or children, or other dependents.

19. Actions or Decisions with Respect to the Plan. Any decision or action of the Company, the Board, or the Committee, arising out of or in connection with the administration and operation of this Plan, may be made or taken in their sole and unrestricted judgment and discretion, and such decision or action shall be conclusive and binding upon all Participants.

20. No Employment Rights. Nothing in this Plan will be construed as a commitment or agreement upon the part of any Participant to continue his employment with the Company, and nothing in this Plan will be construed as a commitment on the part of the Company to continue the employment or rate of compensation of any Participant for any period.

21. Amendment of the Plan. The Company reserves the right, to be exercised by instruction from the Committee, to amend or terminate this Plan at any time.








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